UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2014

Commission file number: 001-35653

Susser Petroleum Partners LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 East Airtex Drive

Houston, Texas 77073
(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 21, 2014, Susser Petroleum Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC , as manager of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Partnership, and purchase by the Underwriters, of 8,000,000 common units representing limited partner interests in the Partnership (the “Units”) at a price to the public of $46.25 per Unit (the “Firm Units”), being $44.8625 per Unit to the Partnership, net of underwriting discounts and commissions (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted to the Underwriters a 30-day option to purchase up to an additional 1,200,000 Units at the same price and otherwise on the same terms as the Firm Units.

The material terms of the Offering are described in the prospectus supplement, dated October 21, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 22, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).  The Units to be sold in the Offering were registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-192335), as amended, which was declared effective by the Commission on December 5, 2013.  Certain legal opinions related to the Offering are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on October 27, 2014.  The Partnership expects to receive net proceeds from the Offering of approximately $358.2 million (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership).  As described in the Prospectus, the Partnership intends to use these net proceeds to repay indebtedness under its revolving credit facility and for general partnership purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The following pro forma financial statements of the Partnership reflecting (i) the Offering, (ii) the contribution of all of the issued and outstanding membership interests of Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company, by an affiliate of Energy Transfer Partners, L.P., a Delaware limited partnership, to the Partnership, which closed on October 1, 2014 and (iii) the pending purchase by Susser Petroleum Property Company LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, of all of the issued and outstanding shares of capital stock of Aloha Petroleum, Ltd., a Hawaii corporation, from Henger BV Inc., a private company organized under the laws of the British Virgin Islands, which the Partnership expects will close in the fourth quarter of 2014, have been prepared in accordance with Article 11 of Regulation S-X, are filed as Exhibit 99.1 hereto and are incorporated herein by reference:

• Unaudited pro forma condensed combined balance sheet as of June 30, 2014;

• Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and the year ended December 31, 2013; and

• Notes to unaudited pro forma condensed consolidated financial information.

(d)                                 Exhibits.

Exhibit Number	EXHIBIT
1.1	Underwriting Agreement, dated October 21, 2014, by and between Susser Petroleum Partners LP and Morgan Stanley & Co. LLC, as manager of the several underwriters named on Schedule II thereto.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).
99.1	Unaudited Pro Forma Consolidated Financial Statements of Susser Petroleum Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP

	By:	SUSSER PETROLEUM PARTNERS GP LLC,
its general partner

	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 23, 2014

EXHIBIT INDEX

Exhibit Number	EXHIBIT
1.1	Underwriting Agreement, dated October 21, 2014, by and between Susser Petroleum Partners LP and Morgan Stanley & Co. LLC, as manager of the several underwriters named on Schedule II thereto.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).
99.1	Unaudited Pro Forma Consolidated Financial Statements of Susser Petroleum Partners LP.